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Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2001, included in the Proxy Statement of The Banc Corporation that is made a part of the Registration Statement (Form S-4) and related Prospectus of The Banc Corporation for the registration of shares of its common stock.


                                       /s/ Ernst & Young LLP

Birmingham, Alabama
September 17, 2001